February 6, 2007	CONTACTS: Investor relations–Mark G. Stockard
Phone: (713) 381-4707
Toll Free: (800) 659-0059

Media Relations–Rick Rainey
Phone: (713) 381-3635

TEPPCO PARTNERS, L.P. REPORTS RECORD RESULTS

FOR BOTH THE FOURTH QUARTER AND FULL YEAR 2006

HOUSTON – TEPPCO Partners, L.P. (NYSE:TPP) today reported record net income of $56.6 million, or $0.53 per unit for the fourth quarter of 2006, representing a 27 percent increase from net income of $44.6 million, or $0.45 per unit, for the fourth quarter of 2005. Net income for the 12 months ended December 31, 2006, increased 24 percent to a record $202.1 million, or $1.96 per unit, compared with $162.6 million, or $1.71 per unit for the full year 2005. Income from continuing operations for the 12 months ended December 31, 2006, which excludes the impact of a $17.9 million gain from the sale of the Pioneer natural gas processing plant, was $182.7 million, representing a 15 percent increase, compared with income from continuing operations of $159.4 million for the prior year.

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations increased by 14 percent, or $14.0 million, to a record $114.3 million for the fourth quarter of 2006, compared with $100.3 million for the corresponding quarter in 2005. EBITDA from continuing operations increased by 9 percent, or $32.8 million, to a record $412.7 million for the 12 months ended December 31, 2006, compared with $379.9 million for 2005.

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TEPPCO 4Q earnings	Page 2

EBITDA is a non-GAAP financial measure which is defined and reconciled to its most directly comparable GAAP financial measure later in this news release.

“Led by a particularly strong performance within our Upstream segment, each of our business segments contributed to the best fourth quarter net income and EBITDA results the partnership has ever had,” said Jerry E. Thompson, president and chief executive officer of TEPPCO. “Our results were even more impressive given the challenges our Downstream segment faced as a result of one of the warmest winters on record in the Northeast, which reduced propane demand in the region during 2006. Our outstanding performance, despite the impact of the weather, highlights the benefits of the diversity of TEPPCO’s asset base,” Thompson noted that 2006 was a transition year for TEPPCO as the partnership completed several critical initiatives which are expected to position the partnership for future long-term growth, including:

•	assembling an experienced management team committed to long-term growth;
•	integrating many of TEPPCO’s administrative functions into the EPCO, Inc. shared services organization, which should provide ongoing benefits through lower general and administrative costs;
•

amending TEPPCO’s partnership agreement, which we expect will lower the partnership’s long-term cost of equity capital through a reduction of the general partner’s maximum share of TEPPCO’s quarterly cash distribution from 50 percent to 25 percent; and

•	unveiling a new strategic plan for growth, highlighting six key trends that complement TEPPCO’s businesses and providing a road map for future growth;

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Thompson added, “The benefits of our efforts to lower the partnership’s cost of equity capital and to focus on growth projects that add to our diversified platform of assets were demonstrated in the fourth quarter with the announcement of our agreement with Motiva Enterprises to construct and operate a new refined products storage facility to support the proposed expansion of Motiva’s refinery in Port Arthur, Texas, and the acquisition and planned development of refined product terminals in Mississippi and Alabama.”

OPERATING RESULTS BY BUSINESS SEGMENT

Upstream segment

The Upstream segment includes transportation, storage, gathering and marketing of crude oil and distribution of lubrication oils and specialty chemicals.

EBITDA from continuing operations for the Upstream segment increased 25 percent to $25.3 million for the fourth quarter of 2006, compared with $20.2 million for the fourth quarter of 2005. The increase in EBITDA resulted primarily from favorable market conditions and lower operating and labor expenses. Results for the fourth quarter of 2006 also reflect a $1.8 million gain on the sale of idled assets. As it has throughout 2006, the partnership continued to capitalize on market opportunities during the fourth quarter resulting from increased system flexibility associated with integration of certain pipeline and terminal acquisitions.

TEPPCO’s share of EBITDA in Seaway Crude Pipeline, which is included in Upstream EBITDA, was $3.5 million for the fourth quarter of 2006, compared with $5.7 million for the fourth quarter of 2005. The decrease was primarily due to the terms of the Seaway partnership agreement whereby TEPPCO’s participation ratio in Seaway’s earnings decreased from 60 percent to 40 percent, effective May 2006, and lower transportation

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volumes. Long-haul volumes on Seaway averaged 227,000 barrels per day (BPD) in the fourth quarter of 2006, compared with 334,000 BPD in the same quarter of 2005. Long-haul volumes for the fourth quarter of 2005 benefited from record transportation demand as a result of supply disruptions caused by Hurricanes Katrina and Rita.

Midstream segment

The Midstream segment includes natural gas gathering and treating services, as well as the storage, transportation and fractionation of natural gas liquids (NGLs).

EBITDA from continuing operations for the Midstream segment was $43.5 million for the fourth quarter of 2006, an increase of 14 percent, compared with $38.3 million of EBITDA for the fourth quarter of 2005. The improved results were primarily due to increased gathering volumes on the Jonah Gas Gathering System resulting from the completion of the Phase IV expansion in early 2006. For the fourth quarter of 2006, natural gas gathering volumes on the Jonah system increased 19 percent to approximately 1.46 billion cubic feet per day (Bcf/d) compared to approximately 1.23 Bcf/d in the fourth quarter of 2005. The increase in EBITDA for the quarter was partially offset by lower natural gas gathering volumes on the Val Verde system.

As part of a joint venture agreement, which became effective August 1, 2006, affiliates of TEPPCO and Enterprise Products Partners L.P. are constructing the Phase V expansion on the Jonah Gas Gathering System, which will increase system capacity and reduce wellhead pressures in order to increase production rates and maximize the recovery of reserves. The Jonah team has been working closely with area producers to finalize the scope and design of the Phase V expansion to optimally serve the expected production needs in both the Jonah and Pinedale fields. During the fourth quarter of 2006, a segment of the Phase V expansion pipeline was completed and placed into service, resulting in lower field pressures, improved production rates and incremental

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gathering fees for the partnership. Effective August 1, 2006, the Jonah system has been accounted for under the equity method and deconsolidated in TEPPCO’s financial statements and operating results. TEPPCO expects to fund roughly half of the Phase V expansion costs.

TEPPCO’s NGLs pipeline operations continue to operate at near-capacity, due to a favorable pricing environment for natural gas processing and the resulting increase in NGLs production volume available to our pipeline systems.

Downstream segment

The Downstream segment includes the transportation, marketing and storage of refined products, liquefied petroleum gases (LPGs) and petrochemicals.

EBITDA from continuing operations for the Downstream segment increased 9 percent to $45.5 million for the fourth quarter of 2006, compared with $41.8 million for the fourth quarter of 2005. The improved results were primarily due to an increase in refined products transportation volumes, higher refined products average tariff and an increase in storage revenue from acquired assets. The fourth quarter 2006 results also reflect a $4.2 million gain on the sale of idled assets. These increases in EBITDA were partially offset by lower long-haul propane transportation volumes attributable to warmer-than-normal winter weather, increased power costs, higher product measurement expense and a $1.5 million charge to write-down the book value of excess product inventory at December 31, 2006 to market value.

The partnership’s share of EBITDA from unconsolidated investments, principally Centennial Pipeline and Mont Belvieu Storage Partners (MBSP), which is included in total Downstream segment EBITDA, was $3.3 million for the fourth quarter of 2006,

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TEPPCO 4Q earnings	Page 6

compared with $4.6 million for the fourth quarter of 2005. TEPPCO’s share of EBITDA in Centennial Pipeline was a loss of $2.1 million for the fourth quarter of 2006, compared to income of $1.2 million for the fourth quarter of 2005. This decrease was primarily attributable to an increase in scheduled pipeline integrity expenses. The partnership’s share of EBITDA in MBSP was $5.5 million for the fourth quarter of 2006, compared with $3.3 million for the fourth quarter of 2005. This increase was primarily due to product measurement gains in the 2006 period. TEPPCO’s 50 percent ownership interest in MBSP is expected to be divested during the first quarter of 2007, pursuant to an order and consent agreement with the Federal Trade Commission.

During the fourth quarter of 2006, TEPPCO signed an agreement with Motiva Enterprises to construct and operate a new refined products storage facility to support the proposed expansion of Motiva’s refinery in Port Arthur, Texas. This project includes the construction of 20 storage tanks with a capacity of 5.4 million barrels for gasoline and distillates. The agreement also provides for a 15-year throughput and dedication of volumes, which will take effect upon completion of the refinery expansion. The storage and complementary pipeline expansion project is expected to be completed in mid-2009.

CAPITALIZATION AND LIQUIDITY

Total debt outstanding at December 31, 2006, was approximately $1.6 billion, with liquidity of approximately $200 million available under TEPPCO’s $700 million credit facility.

2007 OUTLOOK

The partnership currently anticipates that total capital expenditures for 2007 will be approximately $292 million, which includes about $254 million for organic growth

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projects and system upgrades. Maintenance capital expenditures for 2007 are expected to be $38 million, including $12 million for pipeline integrity. Additionally, TEPPCO expects to invest approximately $151 million in 2007 for its share of capital expenditures related to the Jonah Phase V expansion. Completion of the Phase V expansion, which is projected during the fourth quarter, is expected to generate incremental gathering fees for the partnership during 2007. The Upstream segment should benefit from the start of service on new crude oil storage tanks in 2007. Among the projects scheduled to come online in the Downstream segment are the Genco system expansion and completion of a new refined products pipeline serving Memphis International Airport.

NON-GAAP FINANCIAL MEASURES

The Financial Highlights table accompanying this earnings release and other disclosures herein include references to EBITDA, which may be viewed as a non-GAAP (Generally Accepted Accounting Principles) measure under the rules of the Securities and Exchange Commission (SEC). We define EBITDA as net income plus interest expense – net, deferred income tax expense, depreciation and amortization, and a pro-rata portion, based on our equity ownership, of the interest expense and depreciation and amortization of each of our joint ventures. We have included EBITDA as a supplemental disclosure because we believe it is used by our investors as a supplemental financial measure in the evaluation of our business. A reconciliation of EBITDA to net income is provided in the Financial Highlights table and the Business Segment tables.

We believe EBITDA provides useful information regarding the performance of our assets without regard to financing methods, capital structures or historical costs basis. As a result, EBITDA provides investors with a helpful measure for comparing the operating performance of our assets with the performance of other companies that have

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TEPPCO 4Q earnings	Page 8

different financing and capital structures. EBITDA multiples are also used by our investors in assisting in the valuation of our limited partners’ equity. EBITDA should not be considered as an alternative to net income or income from continuing operations, operating income, cash flows from operating activities or any other measure of financial performance calculated and presented in accordance with GAAP. Our EBITDA may not be comparable to that of other entities because other entities may not calculate EBITDA in the same manner as we do.

Information in the accompanying Operating Data table includes margin of the Upstream segment, which may also be viewed as a non-GAAP financial measure under the rules of the SEC. Margin is calculated as revenues generated from the sale of crude oil and lubrication oil, and transportation of crude oil, less the costs of purchases of crude oil and lubrication oil, in each case prior to the elimination of intercompany sales, revenues and purchases between wholly owned subsidiaries. We believe margin is a more meaningful measure of financial performance than sales and purchases of crude oil and lubrication oil due to the significant fluctuations in sales and purchases caused by variations in the level of marketing activity and prices for products marketed. Additionally, we use margin internally to evaluate the financial performance of the Upstream segment because it excludes expenses that are not directly related to the marketing and sales activities being evaluated. A reconciliation of margin to operating income is provided in the Operating Data table accompanying this earnings release.

TEPPCO will host a conference call related to earnings performance at 8 a.m. CST on Wednesday, February 7, 2007. Interested parties may listen live over the Internet or via telephone by dialing (800) 819-9193, confirmation code 4845716. Please call five to 10 minutes prior to the scheduled start time. To participate live over the Internet, log on to the company’s web site at www.teppco.com.

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An audio replay of the conference call will also be available for seven days by dialing (888) 203-1112, confirmation code 4845716. A replay and transcript will also be available by accessing the company’s web site.

TEPPCO Partners, L.P. is a publicly traded partnership with an enterprise value of approximately $5 billion, which conducts business through various subsidiary operating companies. TEPPCO owns and operates one of the largest common carrier pipelines of refined petroleum products and liquefied petroleum gases in the United States; owns and operates petrochemical and natural gas liquid pipelines; is engaged in transportation, storage, gathering and marketing of crude oil; owns and operates natural gas gathering systems; and has ownership interests in Jonah Gas Gathering Company, Seaway Crude Pipeline Company, Centennial Pipeline LLC, Mont Belvieu Storage Partners, L.P. and an undivided ownership interest in the Basin Pipeline. Texas Eastern Products Pipeline Company, LLC, an indirect subsidiary of EPCO, Inc., is the general partner of TEPPCO Partners, L.P. For more information, visit TEPPCO’s web site.

This news release includes forward-looking statements. Except for the historical information contained herein, the matters discussed in this news release, including without limitation the statements by Mr. Thompson in the introductory paragraphs and the matters discussed under the captions “Midstream segment,” “Downstream segment,” “Upstream segment,” and “2007 Outlook”, are forward-looking statements that involve certain risks and uncertainties. These risks and uncertainties include, among other things, market conditions, governmental regulations and risk factors discussed in TEPPCO Partners, L.P. filings with the Securities and Exchange Commission (SEC). All of the forward-looking statements made in this news release are qualified by the cautionary statements contained herein and in TEPPCO’s filings with the SEC and TEPPCO cannot give any assurances that the actual results or developments that it anticipates will be realized or, even if substantially realized, will have the expected consequences to or effect on TEPPCO or its business or operations.

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TEPPCO Partners, L. P.
FINANCIAL HIGHLIGHTS
(Unaudited - In Millions, Except Per Unit Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Operating Revenues:
Sales of petroleum products	$ 2,613.2	$ 2,347.6	$ 9,743.5	$ 8,061.8
Transportation - Refined Products	39.2	33.5	152.6	144.6
Transportation - LPGs	29.7	33.1	89.3	96.3
Transportation - Crude oil	9.8	9.4	38.8	37.6
Transportation - NGLs	11.5	10.5	43.9	43.9
Gathering - Natural Gas	16.1	40.4	123.9	152.8
Other	19.5	19.2	78.5	68.0
Total Operating Revenues	2,739.0	2,493.7	10,270.5	8,605.0
Costs and Expenses:
Purchases of petroleum products	2,586.6	2,323.6	9,630.1	7,986.4
Operating expenses	56.0	55.3	221.0	206.5
Operating fuel and power	14.7	13.8	57.4	49.0
General and administrative	6.0	11.3	31.3	33.1
Depreciation and amortization	24.6	28.2	108.3	110.7
Gains on sales of assets	(6.0)	(0.1)	(7.4)	(0.7)
Total Costs and Expenses	2,681.9	2,432.1	10,040.7	8,385.0
Operating Income	57.1	61.6	229.8	220.0
Interest expense - net	(22.6)	(21.2)	(86.2)	(81.8)
Equity earnings (1)	21.5	3.5	36.8	20.1
Interest income	0.4	0.1	2.1	0.7
Other income - net	0.2	0.1	0.9	0.4
Income before deferred income tax expense	56.6	44.1	183.4	159.4
Deferred income tax expense	-	-	0.7	-
Income from continuing operations	56.6	44.1	182.7	159.4
Income from discontinued operations	-	0.5	1.5	3.2
Gain on sale of discontinued operations	-	-	17.9	-
Discontinued operations	-	0.5	19.4	3.2
Net Income	$ 56.6	$ 44.6	$ 202.1	$ 162.6

TEPPCO Partners, L. P.
FINANCIAL HIGHLIGHTS (cont.)
(Unaudited - In Millions, Except Per Unit Amounts)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2006	2005	2006	2005
Net Income Allocation:
	Limited Partner Unitholders:
	Income from continuing operations	$ 41.6	$ 31.1	$ 130.5	$ 112.7
	Discontinued operations	-	0.4	13.9	2.3
	Total Net Income Allocated to Limited Partners Unitholders	41.6	31.5	144.4	115.0

	General Partner:
	Income from continuing operations	15.0	13.0	52.2	46.7
	Discontinued operations	-	0.1	5.5	0.9
	Total Net Income Allocated to General Partner	15.0	13.1	57.7	47.6

	Total:
	Income from continuing operations	56.6	44.1	182.7	159.4
	Discontinued operations	-	0.5	19.4	3.2
	Total Net Income Allocated	$ 56.6	$ 44.6	$ 202.1	$ 162.6

	Basic and Diluted Net Income Per Limited Partner Unit:
	Income from continuing operations	$ 0.53	$ 0.45	$ 1.77	$ 1.67
	Discontinued operations	-	-	0.19	0.04
	Earnings Per Unit	$ 0.53	$ 0.45	$ 1.96	$ 1.71

	Weighted Average Number of Limited Partner Units	79.2	70.0	73.7	67.4

(1)	EBITDA
	Net Income	$ 56.6	$ 44.6	$ 202.1	$ 162.6
	Discontinued operations	-	(0.5)	(19.4)	(3.2)
	Income from continuing operations	56.6	44.1	182.7	159.4
	Deferred income tax expense	-	-	0.7	-
	Interest expense - net	22.6	21.2	86.2	81.8
	Depreciation and amortization (D&A)	24.6	28.2	108.3	110.7
	Amortization of excess investment in joint ventures	1.1	1.1	4.2	4.8
	TEPPCO's pro-rata percentage of joint venture
	interest expense and D&A	9.4	5.7	30.6	23.2
	EBITDA from continuing operations	$ 114.3	$ 100.3	$ 412.7	$ 379.9
	Discontinued operations	-	0.5	19.4	3.2
	D&A included in discontinued operations	-	0.1	0.1	0.6
	EBITDA	$ 114.3	$ 100.9	$ 432.2	$ 383.7

TEPPCO Partners, L.P.
BUSINESS SEGMENT DATA
(Unaudited - In Millions)

Three Months Ended December 31, 2006	Downstream	Midstream (1)	Upstream	Intersegment Eliminations	Consolidated
Operating revenues	$ 88.5	$ 30.7	$ 2,620.1	$ (0.3)	$ 2,739.0
Purchases of petroleum products	5.5	-	2,583.5	(2.4)	2,586.6
Operating expenses	41.5	13.4	15.9	(0.1)	70.7
General and administrative	3.8	1.3	0.9	-	6.0
Depreciation and amortization (D&A)	10.3	10.4	3.9	-	24.6
Gains on sales of assets	(4.2)	-	(1.8)	-	(6.0)
Operating Income	31.6	5.6	17.7	2.2	57.1
Equity (losses) earnings (2)	(1.5)	23.5	1.7	(2.2)	21.5
Interest income	0.2	0.1	0.1	-	0.4
Other - net	0.1	-	0.1	-	0.2
Income before interest	30.4	29.2	19.6	-	79.2
Depreciation and amortization	10.3	10.4	3.9	-	24.6
Amortization of excess investment in joint ventures	0.9	-	0.2	-	1.1
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	3.9	3.9	1.6	-	9.4
EBITDA from continuing operations	$ 45.5	$ 43.5	$ 25.3	$ -	$ 114.3
Depreciation and amortization					(24.6)
Interest expense - net					(22.6)
Amortization of excess investment in joint ventures					(1.1)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A					(9.4)
Net Income					$ 56.6

Three Months Ended December 31, 2005	Downstream	Midstream (1)	Upstream	Intersegment Eliminations	Consolidated
Operating revenues	$ 79.5	$ 55.7	$ 2,359.7	$ (1.2)	$ 2,493.7
Purchases of petroleum products	-	-	2,324.6	(1.0)	2,323.6
Operating expenses	37.2	14.0	18.1	(0.2)	69.1
General and administrative	5.3	3.4	2.6	-	11.3
Depreciation and amortization (D&A)	10.0	14.7	3.5	-	28.2
Gains on sales of assets	-	-	(0.1)	-	(0.1)
Operating Income	27.0	23.6	11.0	0.0	61.6
Equity (losses) earnings (2)	(0.3)	-	3.8	-	3.5
Interest income	0.1	-	-	-	0.1
Other - net	0.1	-	-	-	0.1
Income before interest	26.9	23.6	14.8	0.0	65.3
Depreciation and amortization	10.0	14.7	3.5	-	28.2
Amortization of excess investment in joint ventures	0.9	-	0.2	-	1.1
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	4.0	-	1.7	-	5.7
EBITDA from continuing operations	$ 41.8	$ 38.3	$ 20.2	$ 0.0	$ 100.3
Discontinued operations					0.5
Depreciation and amortization					(28.2)
Interest expense - net					(21.2)
Amortization of excess investment in joint ventures					(1.1)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A					(5.7)
Net Income					$ 44.6

(1)	Effective August 1, 2006, Jonah was deconsolidated and is now accounted for as an equity investment.
(2)	Downstream equity (losses) earnings includes our equity investments in Centennial Pipeline, Mont Belvieu Storage Partners
and another investment.

TEPPCO Partners, L.P.
BUSINESS SEGMENT DATA
(Unaudited - In Millions)

Twelve Months Ended December 31, 2006	Downstream	Midstream (1)	Upstream	Intersegment Eliminations	Consolidated
Operating revenues	$ 304.3	$ 201.3	$ 9,772.6	$ (7.7)	$ 10,270.5
Purchases of petroleum products	5.5	17.3	9,616.4	(9.1)	9,630.1
Operating expenses	153.2	59.2	66.8	(0.8)	278.4
General and administrative	17.1	8.2	6.0	-	31.3
Depreciation and amortization (D&A)	41.4	52.5	14.4	-	108.3
Gains on sales of assets	(4.2)	(1.4)	(1.8)	-	(7.4)
Operating Income	91.3	65.5	70.8	2.2	229.8
Equity (losses) earnings (2)	(8.0)	35.1	11.9	(2.2)	36.8
Interest income	1.0	0.7	0.4	-	2.1
Other - net	0.5	-	0.4	-	0.9
Income before interest	84.8	101.3	83.5	-	269.6
Depreciation and amortization	41.4	52.5	14.4	-	108.3
Amortization of excess investment in joint ventures	3.6	-	0.6	-	4.2
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	16.0	8.0	6.6	-	30.6
EBITDA from continuing operations	$ 145.8	$ 161.8	$ 105.1	$ -	$ 412.7
Discontinued operations					19.4
Deferred income tax expense					(0.7)
Depreciation and amortization					(108.3)
Interest expense - net					(86.2)
Amortization of excess investment in joint ventures					(4.2)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A					(30.6)
Net Income					$ 202.1

Twelve Months Ended December 31, 2005	Downstream	Midstream (1)	Upstream	Intersegment Eliminations	Consolidated
Operating revenues	$ 287.1	$ 211.1	$ 8,110.3	$ (3.5)	$ 8,605.0
Purchases of petroleum products	-	-	7,989.6	(3.2)	7,986.4
Operating expenses	142.2	50.3	63.3	(0.3)	255.5
General and administrative	17.6	8.4	7.1	-	33.1
Depreciation and amortization (D&A)	39.4	54.1	17.2	-	110.7
Gains on sales of assets	(0.2)	(0.4)	(0.1)	-	(0.7)
Operating Income	88.1	98.7	33.2	-	220.0
Equity (losses) earnings (2)	(3.0)	-	23.1	-	20.1
Interest income	0.5	0.2	-	-	0.7
Other - net	0.3	-	0.1	-	0.4
Income before interest	85.9	98.9	56.4	-	241.2
Depreciation and amortization	39.4	54.1	17.2	-	110.7
Amortization of excess investment in joint ventures	4.1	-	0.7	-	4.8
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	16.3	-	6.9	-	23.2
EBITDA from continuing operations	$ 145.7	$ 153.0	$ 81.2	$ -	$ 379.9
Discontinued operations					3.2
Depreciation and amortization					(110.7)
Interest expense - net					(81.8)
Amortization of excess investment in joint ventures					(4.8)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A					(23.2)
Net Income					$ 162.6

(1)	Effective August 1, 2006, Jonah was deconsolidated and is now accounted for as an equity investment.
(2)	Downstream equity (losses) earnings includes our equity investments in Centennial Pipeline, Mont Belvieu Storage Partners
and another investment.

TEPPCO Partners, L. P.
Condensed Statements of Cash Flows (Unaudited) (In Millions)
	Twelve Months Ended
	December 31,
	2006	2005
Cash Flows from Operating Activities
Net income	$ 202.1	$ 162.6
Income from discontinued operations	(19.4)	(3.2)
Deferred income tax expense	0.7	-
Gains on sales of assets	(7.4)	(0.7)
Depreciation, working capital and other	95.6	92.0
Cash flows from discontinued operations	1.5	3.8
Net Cash Provided by Operating Activities	273.1	254.5

Cash Flows from Investing Activities:
Proceeds from asset sales	51.6	0.5
Purchase of assets	(20.5)	(112.2)
Cash paid for linefill on assets owned	(6.5)	(14.4)
Investment in Mont Belvieu Storage Partners, L.P.	(4.8)	(4.2)
Investment in Centennial Pipeline LLC	(2.5)	-
Investment in Jonah Gas Gathering Company (1)	(121.0)	-
Capital expenditures (2)	(170.0)	(220.6)
Net Cash Used in Investing Activities	(273.7)	(350.9)

Cash Flows from Financing Activities:
Proceeds from revolving credit facilities	924.1	657.8
Repayments on revolving credit facilities	(840.0)	(604.9)
Debt issuance costs	-	(0.5)
Proceeds from the issuance of LP Units	195.1	278.8
Distributions paid	(278.6)	(251.1)
Net Cash Provided by Financing Activities	0.6	80.1

Net Decrease in Cash and Cash Equivalents	-	(16.3)
Cash and Cash Equivalents -- beginning of period	0.1	16.4
Cash and Cash Equivalents -- end of period	$ 0.1	$ 0.1

Non-cash investing activities:
Net assets transferred to Mont Belvieu Storage Partners, L.P.	$ -	$ 1.5
Net assets transferred to Jonah Gas Gathering Company	$ 572.6	$ -
Payable to Enterprise Gas Processing, LLC for spending
for Phase V expansion of Jonah Gas Gathering Company	$ 8.7	$ -
Supplemental Information:
Interest paid (net of capitalized interest)	$ 88.1	$ 82.3

(1)	Effective August 1, 2006, Jonah was deconsolidated and is now accounted for as an equity investment.
(2)	Includes capital expenditures for maintaining existing operations of $40.0 million in 2006, and $40.8 million in 2005.

TEPPCO Partners, L. P.
Condensed Balance Sheets (Unaudited)
(In Millions)
	December 31,
	2006	2005
Assets
Current assets
Cash and cash equivalents	$ 0.1	$ 0.1
Other	1,516.6	899.0
Total current assets	1,516.7	899.1

Property, plant and equipment - net	1,642.1	1,960.1
Intangible assets (1)	185.4	376.9
Equity investments	1,039.7	359.6
Other assets	88.2	84.8

Total assets	$ 4,472.1	$ 3,680.5

Liabilities and Partners' Capital

Total current liabilities	$ 1,526.5	$ 937.2
Senior Notes (2)	1,113.3	1,119.1
Other long-term debt	490.0	405.9
Deferred tax liability	0.7	-
Other non-current liabilities	21.3	16.9
Partners' capital
Accumulated other comprehensive income	0.4	-
General partner's interest (3)	(85.7)	(61.5)
Limited partners' interests	1,405.6	1,262.9

Total partners' capital	1,320.3	1,201.4

Total liabilities and partners' capital	$ 4,472.1	$ 3,680.5

(1)	Includes the value of long-term service agreements between TEPPCO and its customers.
(2)	Includes $25.3 million and $31.5 million at Dec. 31, 2006 and 2005, respectively related to fair value hedges.
(3)	Amount does not represent a future financial commitment by the General Partner to make a contribution to TEPPCO.

TEPPCO Partners, L. P.
OPERATING DATA
(Unaudited - In Millions, Except as Noted)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Downstream Segment:
Barrels Delivered
Refined Products	40.2	36.9	165.3	160.7
LPGs	14.3	13.8	45.0	45.1
Total	54.5	50.7	210.3	205.8
Average Tariff Per Barrel
Refined Products	$ 0.98	$ 0.90	$ 0.92	$ 0.90
LPGs	2.08	2.43	1.98	2.14

Average System Tariff Per Barrel	$ 1.26	$ 1.32	$ 1.15	$ 1.17

Upstream Segment:
Margins/Revenues:
Crude oil transportation revenue	$ 16.9	$ 17.1	$ 67.4	$ 61.6
Crude oil marketing margin	11.8	10.3	58.4	30.6
Crude oil terminaling revenue	3.1	3.1	11.8	10.4
Lubrication Services, L.P. (LSI) margin	2.2	2.1	8.6	7.5
Total Margins/Revenues	$ 34.0	$ 32.6	$ 146.2	$ 110.1

Reconciliation of Margins/Revenues to Operating Income:

Sales of petroleum products	$ 2,607.7	$ 2,347.8	$ 9,723.8	$ 8,062.1
Transportation - Crude oil	9.8	9.4	38.8	37.6
Purchases of petroleum products	(2,583.5)	(2,324.6)	(9,616.4)	(7,989.6)
Total Margins/Revenues	34.0	32.6	146.2	110.1
Other operating revenues	2.6	2.5	10.0	10.6
Operating expenses	(15.9)	(18.1)	(66.8)	(63.3)
General and administrative	(0.9)	(2.6)	(6.0)	(7.1)
Depreciation and amortization	(3.9)	(3.5)	(14.4)	(17.2)
Gains on sales of assets	1.8	0.1	1.8	0.1
Operating income	$ 17.7	$ 11.0	$ 70.8	$ 33.2

Total barrels
Crude oil transportation	23.1	23.6	94.5	94.7
Crude oil marketing	54.9	55.4	222.1	203.3
Crude oil terminaling	33.0	33.3	126.0	110.3

Lubrication oil volume (total gallons):	3.8	3.9	14.4	14.8

Margin/average tariff per barrel:
Crude oil transportation	$ 0.733	$ 0.725	$ 0.737	$ 0.650
Crude oil marketing	0.215	0.186	0.263	0.150
Crude oil terminaling	0.095	0.095	0.094	0.094
Lubrication oil margin (per gallon):	$ 0.578	$ 0.525	$ 0.593	$ 0.502

TEPPCO Partners, L. P.
OPERATING DATA (cont.)
(Unaudited - In Millions, Except as Noted)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Midstream Segment:

Gathering - Natural Gas - Jonah
Bcf	134.1	112.8	472.9	415.2
Btu (in trillions)	147.6	124.3	521.7	458.2
Average fee per MMBtu	$ 0.196	$ 0.190	$ 0.203	$ 0.188

Gathering - Natural Gas - Val Verde
Bcf	44.6	46.5	181.9	180.7
Btu (in trillions)	39.5	41.0	160.9	159.4
Average fee per MMBtu	$ 0.407	$ 0.410	$ 0.406	$ 0.418

Transportation - NGLs
Total barrels	18.2	15.3	69.7	61.1
Average rate per barrel	$ 0.632	$ 0.683	$ 0.629	$ 0.719

Fractionation - NGLs
Total barrels	1.1	1.1	4.4	4.4
Average rate per barrel	$ 1.683	$ 1.758	$ 1.662	$ 1.747

Natural Gas Sales
Btu (in millions)	4.0	-	10.2	-
Average fee per MMBtu	$ 4.55	$ -	$ 4.98	$ -

Sales - Condensate
Total barrels (thousands)	41.9	17.6	87.6	62.1
Average rate per barrel	$ 56.63	$ 57.29	$ 61.42	$ 52.21